UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 17, 2013
Date of Report (date of earliest event reported)

KYTHERA BIOPHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35663	03-0552903
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

27200 West Agoura Road, Calabasas, California 91301
(Address of principal executive offices)

(818) 587-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Appointment of F. Michael Ball to Board of Directors

On September 17, 2013, the Board of Directors (the “Board”) of KYTHERA Biopharmaceuticals, Inc. (“KYTHERA” or the “Company”) appointed F. Michael Ball, effective immediately, to serve as a director of the Company until the Company’s 2014 Annual Meeting of Stockholders, filling a current vacancy. Mr. Ball was also elected to serve on the compensation committee of the Board.

In connection with Mr. Ball’s appointment to the Board, he was granted an option to purchase 18,000 shares of the Company’s common stock (the “Initial Grant”), with an exercise price of $41.95 per share, the closing price of the Company’s common stock on September 17, 2013, the date of grant. The Initial Grant vests in equal monthly installments over three years, subject to continued service on the Company’s Board through each vesting date. For the remainder of 2013, Mr. Ball will also receive cash compensation pursuant to the Company’s Non-Employee Director Compensation Program in the aggregate amount of $35,000 per annum, pro-rated for his service in 2013. The Company also intends to enter into its standard form of indemnification agreement with Mr. Ball.  Beginning in 2014, Mr. Ball will be eligible to participate in the Company’s amended Non-Employee Director Compensation Program, described below.

A copy of the press release announcing the appointment of Mr. Ball as a member of the Board is filed as Exhibit 99.1 to this Current Report.

Amendment to Non-Employee Director Compensation Program

On September 17, 2013, the Board also approved certain changes to the Company’s Non-Employee Director Compensation Program (as amended, the “Director Compensation Plan”). Effective immediately, new directors to the Board shall receive an option to purchase 18,000 shares of the Company’s common stock upon initial election or appointment to the Board, with a per share exercise price equal to the per share fair market value of the Company common stock on the date of grant, vesting on a monthly basis over three years. In addition, effective January 1, 2014, the Director Compensation Plan shall also provide for the following:

•                 Non-employee directors shall be eligible to receive an annual retainer of $40,000.  The Lead Independent Director shall be eligible to receive an additional annual retainer of $20,000.

•                 The chair of the audit committee shall be eligible to receive a committee fee of $18,000 and non-chair members of the audit committee shall be eligible to receive a committee fee of $9,000.

•                 The chair of the compensation committee shall be eligible to receive a committee fee of $12,000 and non-chair members of the compensation committee shall be eligible to receive a committee fee of $6,000.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release dated September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYTHERA BIOPHARMACEUTICALS, INC.

Date: September 19, 2013
	By:	/s/ Keith R. Leonard, Jr.
Name: Keith R. Leonard, Jr.
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 19, 2013.